Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Q Therapeutics, Inc.

We consent to the incorporation by reference in Registration Statement No. 333-184141 on Form S-8 of our report dated March 28, 2013 relating to the consolidated financial statements of Q Therapeutics, Inc., included in this Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ Tanner LLC

March 28, 2013

Salt Lake City, Utah